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                                    Sheet 1

THE MIDDLEBY CORPORATION
LISTING OF SUBSIDIARIES


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

               NAME                                            PARENT COMPANY               % OWNED
               ----                                            --------------               -------

Middleby Marshall Inc.                               The Middleby Corporation                  100%
Victory International, Inc.                          Middleby Marshall Inc.                    100%
Asbury Associates, Inc.                              Middleby Marshall Inc.                     80%
Middleby Philippines Corporation                     Middleby Marshall Inc.                     80%
Fab-Asia, Inc.                                       Middleby Marshall Inc.                     80%
Asbury Worldwide (Taiwan) Co., Ltd.                  Middleby Marshall Inc.                     80%
Victory Refrigeration Company                        Victory International, Inc.               100%
Asbury S.L.                                          Asbury Associates Inc.                    100%
International Catering and Equipment Supplies, Inc.  Asbury Associates Inc.                    100%

Peterson Distributors, Inc. (1)                      Middleby Marshall Inc.                    100%
Viking West, Inc. (1)                                Middleby Marshall Inc.                    100%

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(1)- Inactive wholly owned subsidiaries.


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